SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2018

AIRBORNE WIRELESS NETWORK
(Exact name of registrant as specified in charter)

Nevada	333-179079	27-4453740
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4115 Guardian Street, Suite C, Simi Valley, California 93063

(Address of principal executive offices and zip code)

(805) 583-4302

(registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.03 Material Modification of Rights of Security Holders.

As previously disclosed, the stockholders of Airborne Wireless Network, a Nevada corporation (the “Company”), approved an amendment (the “Amendment”) to the Company’s Amended and Restated Articles of Incorporation that increased the number of authorized shares of stock and granted the board of directors of the Company (the “Board”) the authority to effect up to five separate reverse splits of the Company’s common stock (“Common Stock”) each to be in a ratio of up to thirty thousand (30,000) to one (1) (each, a “Reverse Split”), with any fractional shares to be either rounded up to the next whole share or, at the option of the Board, the holders of the fractional shares that would have resulted from such Reverse Split will be paid in cash in a proportionate amount based on the average closing price of the Common Stock for the five trading days preceding the date of such Reverse Split.

In accordance with the stockholder authorization, the Board approved a 30,000-to-1 reverse stock split, effective August 24, 2018. The Company filed a Certificate of Change (the “Certificate of Change”) with the Secretary of State of the State of Nevada on August 22, 2018 to provide notice of the pending effectiveness of the Reverse Split. The Reverse Split became effective as of 11:59 p.m. on August 24, 2018. As a result of the Reverse Split, every 30,000 pre-split shares of Common Stock outstanding were automatically combined into one (1) new share of Common Stock without any action on the part of the holders, and the number of outstanding shares of Common Stock was be reduced from approximately 8,888,443,700 shares to approximately 296,000 shares (subject to rounding of fractional shares). The Company issued one whole share of the post-Reverse Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Split. As a result, no fractional shares have been issued in connection with the Reverse Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Split.

In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under all of the Company’s outstanding shares of preferred stock and stock options and warrants to purchase shares of common stock, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plan will be reduced proportionately.

After the Reverse Split, the Company’s common stock will trade under the symbol "ABWND" for 20 business days, afer which the symbol will revert to “ABWN.” The new CUSIP number for the Company’s common stock following the Reverse Split is 00928L 300.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Change is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On August 24, 2018, the Company issued a press release announcing the effectiveness of the Reverse Split. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
3.1	Certificate of Change, filed August 22, 2018
99.1	Press Release of Airborne Wireless Network dated August 24, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE WIRELESS NETWORK

Date: August 24, 2018	/s/ J. Edward Daniels
J. Edward Daniels
President, Treasurer and Secretary

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